EXHIBIT 25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM T-1
_______________

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)  □
_______________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)
_______________

Wally Jones
U.S. Bank National Association
150 Fourth Avenue North
2nd Floor
Nashville, TN 37219
(615) 251-0733
(Name, address and telephone number of agent for service)

GXS WORLDWIDE, INC.

(exact name of obligor as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	35-2181508 (I.RS. Employer Identification No.)
9711 Washingtonian Boulevard Gaithersburg, MD (301) 340-4000 (Address of principal executive offices)	20878 (Zip Code)
_______________

9.75%  Senior Secured Notes due 2015
 (Title of the indenture securities)

Item 1.                General information.

Furnish the following information as to the trustee-

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

Federal Deposit Insurance Company
Washington, D.C.

The Board of Governors of the Federal Reserve System
Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-15.
Items 3 – 15 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the “Trustee”), the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the Trustee as now in effect. (Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corp.)

2.	A copy of the certificate of authority of the Trustee to commence business, is contained in the articles of association referred to in Paragraph 1 above.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

4.	A copy of the existing by-laws of the Trustee as now in effect. (Exhibit 4 to Exhibit 25.1 to Form S-3, Registration Number 333-160020, filed by The Phoenix Companies, Inc.)

5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.
A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2010, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, State of Tennessee, on the 10th day of June, 2010.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  June 10, 2010

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Wally Jones
Wally Jones
Vice President

U.S. Bank National Association
Statement of Financial Condition
EXHIBIT 7
AS OF 3/31/2010
(000's)

3/31/2010
ASSETS
Cash and balances due from depository institutions	$8,396,049
Securities	45,269,095
Federal funds sold and securities purchased under agreements to resell	3,774,651
Loans and lease financing receivables	180,918,939
Trading assets	1,093,896
Premises and fixed assets (including capitalized leases)	2,220,060
Other real estate owned	1,726,653
Investments in unconsolidated subsidiaries and associated companies	67,633
Intangible assets	13,355,160
Other assets	20,687,148

Total assets	$277,509,284

LIABILITIES
Deposits	$194,167,405
Federal funds purchased and securities sold under agreements to repurchase	9,849,249
Trading liabilities	362,519
Other borrowed money	31,906,386
Subordinated notes and debentures	7,629,967
Other liabilities	6,648,045
Total liabilities	250,563,571

EQUITY CAPITAL
Common stock	18,200
Surplus	12,642,020
Retained earnings	12,673,897
Noncontrolling (minority) interests in consolidated subsidiaries	1,611,596
Total equity capital	26,945,713

Total liabilities and equity capital	$277,509,284